Exhibit 99.1

Cross Country Healthcare Stockholders Approve Aya Healthcare Transaction

BOCA RATON, Fla. – February 28, 2025 – Cross Country Healthcare, Inc. (“Cross Country” or the “Company”) (NASDAQ: CCRN) today announced that the Company has obtained all requisite stockholder approvals in connection with its proposed acquisition by Aya Healthcare.

As previously disclosed, Cross Country and Aya Healthcare expect to complete the transaction in the second half of 2025, subject to the satisfaction or waiver of customary closing conditions specified in the Merger Agreement. Upon completion of the transaction, Cross Country will become a private company and its common stock will no longer trade on the NASDAQ.

Cross Country will file the final, certified voting results on a Form 8-K with the U.S. Securities and Exchange Commission.

BofA Securities, Inc. is serving as financial advisor and Davis Polk & Wardwell LLP is serving as legal advisor to Cross Country.

About Cross Country Healthcare

Cross Country Healthcare, Inc. is a market-leading, tech-enabled workforce solutions and advisory firm with 38 years of industry experience and insight. We help clients tackle complex labor-related challenges and achieve high-quality outcomes, while reducing complexity and improving visibility through data-driven insights.

Copies of this and other press releases, as well as additional information about Cross Country Healthcare, can be accessed online at ir.crosscountry.com. Stockholders and prospective investors can also register to automatically receive Cross Country Healthcare’s press releases, filings with the Securities and Exchange Commission (SEC), and other notices by e-mail.

Forward Looking Statements

This communication contains “forward-looking statements” within the Private Securities Litigation Reform Act of 1995. Any statements contained in this communication that are not statements of historical fact, including statements regarding the transaction contemplated by the Agreement and Plan of Merger between the Company, Aya and certain of Aya’s subsidiaries (the “Merger”, and such agreement, the “Merger Agreement”), including the expected timing and closing of the proposed Merger; the Company’s ability to consummate the proposed Merger; the expected benefits of the proposed Merger and other considerations taken into account by the Board in approving the proposed Merger; the amounts to be received by stockholders and expectations for the Company prior to and following the closing of the proposed Merger, may be deemed to be forward-looking statements. All such forward-looking statements are intended to provide management’s current expectations for the future of the Company based on current expectations and assumptions relating to the Company’s business, the economy and other future conditions. Forward-looking statements generally can be identified through the use of words such as “believes,” “anticipates,” “may,” “should,” “will,” “plans,” “projects,” “expects,” “expectations,” “estimates,” “forecasts,” “predicts,” “targets,” “prospects,” “strategy,” “signs,” and other words of similar meaning in connection with the discussion of future performance, plans, actions or events. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and changes in circumstances that are difficult to predict. Such risks and uncertainties include, among others: (i) the timing to consummate the proposed Merger, (ii) the risk that a condition of closing of the proposed Merger may not be satisfied or that the closing of the proposed Merger might otherwise not occur, (iii) the risk that a regulatory approval that may be required for the proposed Merger is not obtained or is obtained subject to conditions that are not anticipated, (iv) the diversion of management time on transaction-related issues, (v) risks related to disruption of management time from ongoing business operations due to the proposed Merger, (vi) the risk that any announcements relating to the proposed Merger could have adverse effects on the market price of the common stock of the Company, (vii) the risk that the proposed Merger and its announcement could have an adverse effect on the ability of the Company to retain customers and retain and hire key personnel and maintain relationships with its suppliers and customers, (viii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement, including in circumstances requiring the Company to pay a termination fee, (ix) the risk that competing offers will be made; (x) unexpected costs, charges or expenses resulting from the Merger, (xi) potential litigation relating to the Merger that could be instituted against the parties to the Merger Agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto, (xii) worldwide economic or political changes that affect the markets that the Company’s businesses serve which could have an effect on demand for the Company’s services and impact the Company’s profitability, (xiii) effects from global pandemics, epidemics or other public health crises, (xiv) changes in marketplace conditions, such as alternative modes of healthcare delivery, reimbursement and customer needs, and (xv) disruptions in the global credit and financial markets, including diminished liquidity and credit availability, changes in international trade agreements, including tariffs and trade restrictions, cyber-security vulnerabilities, foreign currency volatility, swings in consumer confidence and spending, costs of providing services, retention of key employees, and outcomes of legal proceedings, claims and investigations. Accordingly, actual results may differ materially from those contemplated by these forward-looking statements. Investors, therefore, are cautioned against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company’s filings with the SEC, including the risks and uncertainties identified in Part I, Item 1A - Risk Factors of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and in the Company’s other filings with the SEC. The list of factors is not intended to be exhaustive.

These forward-looking statements speak only as of the date of this communication, and the Company does not assume any obligation to update or revise any forward-looking statement made in this communication or that may from time to time be made by or on behalf of the Company.

Contacts:

Investors

Josh Vogel, Vice President, Investor Relations

561-237-8310

jvogel@crosscountry.com

Media

Jim Golden / Clayton Erwin

Collected Strategies

CrossCountry-CS@collectedstrategies.com